EXHIBIT 99.1

ABITIBIBOWATER ENTERS INTO AMENDED SECURITIZATION FACILITY

US$

ABWTQ (OTC)

MONTREAL, June 17, 2009 /PRNewswire-FirstCall via COMTEX/ -- AbitibiBowater Inc. (“the Company”) today announced that it has completed an amendment and restating of its existing accounts receivable securitization program for the Company’s Abitibi-Consolidated subsidiary. The amended US$270 million program, which Citibank, N.A. and Barclays Capital Inc. led as joint lead arrangers, provides the Company with the liquidity necessary to conduct ongoing business operations during AbitibiBowater’s restructuring and allows the previously court-authorized sale of receivables and related rights to continue.

“Completing the amendment to this securitization program is an important milestone as we work through the stabilization period of the Company’s restructuring process,” stated David J. Paterson, President and Chief Executive Officer. “We appreciate the confidence shown by our financial partners as AbitibiBowater strives to emerge, as rapidly as possible, from the creditor protection filings a stronger, more sustainable organization.”

The Company had obtained an interim court order in the U.S. as well as a Canadian court order authorizing Abitibi-Consolidated to enter into an amended and restated securitization program.

More information about AbitibiBowater’s restructuring process can be found at www.abitibibowater.com or by calling toll-free 888-266-9280. International callers should dial 503-597-7698.

AbitibiBowater produces a wide range of newsprint, commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. AbitibiBowater owns or operates 23 pulp and paper facilities and 30 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 90 countries, the Company is also among the world’s largest recyclers of old newspapers and magazines, and has third-party certified 100% of its managed woodlands to sustainable forest management standards. AbitibiBowater’s shares trade over-the-counter on the Pink Sheets and on the OTC Bulletin Board under the stock symbol ABWTQ.

Forward-Looking Statements

Statements in this press release that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about the restructuring process of the Company, the sustainability of the business, as well as a rapid emergence from creditor protection procedures. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “expect”, “ensure”, “believe”, “will”, and other terms with similar meaning indicating possible future events or potential impact on the business or other stakeholders of AbitibiBowater and its subsidiaries.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the ability to obtain additional financing, the ability to continue to meet the needs of our customers, the ability to meet all current operating needs, including wages, benefits and other operating expenses, the ability to ensure business continuity, the ability to protect the value of the business, the ability to make the necessary changes to ensure the long-term viability and the condition of the U.S. credit and capital markets generally. Additional factors are detailed from time to time in AbitibiBowater’s and Abitibi-Consolidated’s filings with the Securities and Exchange Commission (SEC), including those factors contained in AbitibiBowater’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 30, 2009, under the caption “Risk factors”. All forward-looking statements in this news release are expressly qualified by information contained in AbitibiBowater’s and Abitibi-Consolidated’s filings with the SEC. AbitibiBowater disclaims any obligation to update or revise any forward-looking information except as required by law.